SECOND SUPPLEMENTAL INDENTURE

        SECOND SUPPLEMENTAL INDENTURE, dated as of August 29, 2000 (the "Second Supplemental Indenture"), between and among SHONEY'S, INC., a corporation duly organized and existing under the laws of the State of Tennessee (the "Company"), TPI RESTAURANTS, INC., a corporation duly organized and existing under the laws of the State of Tennessee (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee")

                         W I T N E S S E T H:

        WHEREAS, TPI Enterprises, Inc., a corporation duly organized under the laws of the State of New Jersey ("Enterprises"), the Guarantor and the Trustee executed that certain Indenture dated as of July 15, 1992 (the "Original Indenture"), providing for the issuance of certain subordinated and unsecured debentures in the principal amount of up to Fifty-One Million, Seven Hundred Fifty Thousand and 00/100 Dollars ($51,750,000), which are designated the 8-1/4% Convertible Subordinated Debentures Due 2002 (the "Securities"), of which an aggregate principal amount of Fifty-One Million, Five Hundred Sixty-Three Thousand and 00/100 Dollars ($51,563,000) are currently issued and Outstanding;

        WHEREAS, the Securities are fully guaranteed as to the payment of principal and interest, but on a subordinated basis, by the Guarantor;

        WHEREAS, in connection with the acquisition by the Company of the assets of Enterprises substantially as an entirety, the Company assumed the obligations of Enterprises under the Indenture and with respect to the Securities pursuant to that certain First Supplemental Indenture dated as of September 9, 1996 (the "First Supplemental Indenture," and together with the Original Indenture, the "Existing Indenture"), between and among Enterprises, the Guarantor, the Trustee and the Company, pursuant to which the Company was substituted for Enterprises under the Indenture and Enterprises was relieved of all obligations and covenants under the Indenture and the Securities;

        WHEREAS, the Company is offering to purchase for cash, on the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation Statement dated July 18, 2000 (as it may be supplemented or amended from time to time, the "Purchase Offer"), and the related Letter of Transmittal and Consent (as it may be supplemented or amended from time to time, the "Letter of Transmittal and Consent," and together with the Purchase Offer, the "Company Tender Offer"), all of the Outstanding Securities;

        WHEREAS, Section 1002 of the Existing Indenture provides that, when authorized by a Board Resolution, indentures supplemental thereto may be executed and delivered by the Company, the Guarantor and the Trustee for the purpose of amending the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding (or in certain cases with the consent of each Holder of the Securities affected thereby);

        WHEREAS, the Holders of a majority of the principal amount of the Securities at this time Outstanding have delivered to The Bank of New York as depositary (the "Depositary") for the Company in the Company Tender Offer Acts evidencing the consents thereof to the amendments to the Existing Indenture on the terms set forth in this Second Supplemental Indenture;

        WHEREAS, the Depositary has, on behalf of the Company, delivered to the Trustee Acts evidencing the requisite consents of the Holders of a majority of the principal amount of the Securities at this time Outstanding to amend the Existing Indenture on the terms set forth in this Second Supplemental Indenture;


        WHEREAS, all other acts and proceedings necessary have been done to make this Second Supplemental Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, the legal, valid and binding agreement of the Company and the Guarantor in accordance with its terms.


        NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


        Section 1. Confirmation of the Indenture; Definitions. Except as amended and supplemented hereby, the Existing Indenture is hereby confirmed and reaffirmed in all particulars. Anything in the Existing Indenture or herein to the contrary notwithstanding, all recitals, definitions and provisions contained in this Second Supplemental Indenture shall take precedence over the recitals, definitions and provisions of the Existing Indenture to the extent of any conflict between the two. Unless otherwise defined herein, terms defined in the Existing Indenture and used herein shall have the meanings given to them in the Existing Indenture.


        Section 2. Amendment of Article One. (a) From and as of the Operational Time, Article One of the Indenture shall be amended by deleting the following defined terms and the definitions thereof:

        "Cash Equivalent"
        "Consent"
        "Consent Payment"
        "EEP"
        "EEP Partnership Interest"
        "Enterprises Guaranty"
        "Existing Subsidiary"
        "FCC Permits"
        "Investment"
        "Maxcell"
        "PP&E Amount"
        "Restaurants Business"
        "Restaurants Notes"
        "Restaurants Notes Indenture"
        "Restricted Payment"
        "Tender Offer"
        "TPI Entertainment"

        (b) From and as of the Operational Time, Article One of the Indenture shall be amended by deleting the definitions for the following terms and replacing them with the following definitions:

                "Company" means Shoney's, Inc., provided that if another Person is the surviving entity of any merger with the Company, thereafter the reference to Shoney's, Inc. in this definition shall be deemed to refer to such other Person.

                "Guarantor" means TPI Restaurants, Inc., provided that if another Person is the surviving entity of any merger with the Guarantor, thereafter the reference to TPI Restaurants, Inc. in this definition shall be deemed to refer to such other Person.


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        Section 3. Amendment of Article Six. From and as of the Operational
Time, Section 601 of the Indenture shall be amended to read in its entirety as follows:

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any
            Security when it becomes due and payable, and the continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or
            premium, if any, on) any Security at its Maturity; or

                 (3) default in the payment of the Repurchase Price
            (as defined in Section 1501 in respect of any Security on the Repurchase Date (as defined in Section 1501) therefor in accordance with the provisions of Article Fifteen; or

                 (4) default in the performance, or breach, of any
            covenant or agreement of the Company or the Guarantor in this Indenture (other than a covenant or agreement a default in performance or breach of which is specifically addressed elsewhere in this Indenture) when such default or breach shall have continued for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) "[Intentionally Omitted.]"

                  (6) "[Intentionally Omitted.]"

                  (7) the entry by a court having jurisdiction in the
            premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (8) the commencement by the Company or any
            Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding, to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or


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            proceeding under any organization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant
            Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, as the case may be, or of any substantial part of their property, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary, as the case may be, in furtherance of such action; or

                  (9) the Guarantee shall for any reason (other than
            pursuant to its terms) cease to be in full force and effect.


        Section 4. Amendment of Section 901 of Article Nine. From and as of the Operational Time, Section 901 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 5. Amendment of Section 902 of Article Nine. From and as of the Operational Time, Section 902 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 6. Amendment of Section 903 of Article Nine. From and as of the Operational Time, Section 903 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 7. Amendment of Section 904 of Article Nine. From and as of the Operational Time, Section 904 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 8. Amendment of Section 1105 of Article Eleven. From and as of the Operational Time, Section 1105 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 9. Amendment of Section 1106 of Article Eleven. From and as of the Operational Time, Section 1106 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"



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        Section 10. Amendment of Section 1107 of Article Eleven. From and as
of the Operational Time, Section 1107 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 11. Amendment of Section 1108 of Article Eleven. From and as of the Operational Time, Section 1108 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 12. Amendment of Section 1109 of Article Eleven. From and as of the Operational Time, Section 1109 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 13. Amendment of Section 1110 of Article Eleven. From and as of the Operational Time, Section 1110 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 14. Amendment of Section 1111 of Article Eleven. From and as of the Operational Time, Section 1111 of the Indenture shall be amended to read in its entirety as follows:

                "[Intentionally Omitted.]"


        Section 15. Conditions to Effectiveness of Second Supplemental Indenture and to Operation of Amendments Made Hereby. This Second Supplemental Indenture shall become effective immediately upon its execution by the Trustee, the Company and the Guarantor (the "Effective Time"), provided, however, the amendments effected by Sections 2 through and including Section 14 of this Second Supplemental Indenture shall only become operational at such time (the "Operational Time") as the Company gives oral or written notice to the Depositary of the Company's acceptance for payment of validly tendered Securities pursuant to the Company Tender Offer.


        Section 16. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.


        Section 17. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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        Section 18. Governing Law.  This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


        IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.


                                        THE COMPANY:

                                        SHONEY'S, INC.
ATTEST:

/s/ Richard D. Schafstall               By: /s/ F.E. McDaniel, Jr.
-------------------------------             ------------------------------

Title:  Secretary                       Title:  Vice President
      -------------------------               ----------------------------


                                        THE GUARANTOR:

                                        TPI RESTAURANTS, INC.
ATTEST:

/s/ Richard D. Schafstall               By: /s/ F.E. McDaniel, Jr.
-------------------------------             -----------------------------

Title:  Assistant Secretary             Title:  President
      -------------------------               ---------------------------



                                        THE TRUSTEE:

                                        THE BANK OF NEW YORK
ATTEST:

/s/                                     By: /s/ Mary LaGumina
-------------------------------            ------------------------------

Title: Vice President                   Title:  Vice President






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